April 24, 2009
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana 47708
Ladies and Gentlemen:
     We have acted as counsel to First Merchants Corporation, an Indiana corporation (the “Corporation”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) providing for the registration of up to $350,000,000 aggregate initial offering price of Securities under the Securities Act of 1933, as amended (the “Act”), consisting of the following:
(i)	shares of common stock, $.125 stated value per share, of the Corporation (“Common Stock”);

(ii)	shares of preferred stock, no par value, of the Corporation (other than Series A Preferred Stock (as defined below), “Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”);

(iii)	senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities”) and junior subordinated debentures (“Junior Subordinated Debentures”) of the Corporation (collectively, “Debt Securities”);

(iv)	warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Warrants”);

(v)	contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (“Purchase Contracts”);

(vi)	units (“Units”), which are comprised of one or more of the Securities (as defined below) in any combination;

(vii)	capital securities of First Merchants Capital Trust III, First Merchants Capital Trust IV, and First Merchants Capital Trust V (“Capital Securities”) representing an undivided preferred beneficial interest in the assets of First Merchants Capital Trust III, First Merchants Capital Trust IV, and First Merchants Capital Trust V, respectively, each of which is a Delaware statutory trust (each a “Trust” and, collectively, the “Trusts”);

(viii)	guarantees by the Corporation, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Capital Securities ( “Capital Securities Guarantees”);

ONE INDIANA SQUARE, SUITE 2800 • INDIANAPOLIS, INDIANA 46204-2079

PHONE	FAX	E-MAIL	WEB SITE	KRIEG DEVAULT ALEXANDER & CAPEHART, LLP
317.636.4341	317.636.1507	krieg@kdlegal.com	www.kriegdevault.com	INDIANAPOLIS • CHICAGO • SCHERERVILLE • CARMEL

First Merchants Corporation
April 24, 2009

(ix)	116,000 shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, with a liquidation preference of $1,000 per share (“Series A Preferred Stock”), which may be issued in the form of depositary shares representing fractional interest in the Series A Preferred Stock (“Series A Depositary Shares”) and resold by Treasury (as defined below) in lieu of whole shares of such Series A Preferred Stock in the event Treasury requests the Corporation deposit the Series A Preferred Stock held by Treasury with a depositary under a depositary arrangement entered into in accordance with the TARP Letter Agreement (as defined below);

(x)	a warrant to purchase 991,453 shares of Common Stock (the “Treasury Warrant”); and

(xi)	991,453 share of Common Stock issuable upon exercise of the Warrant (the “Warrant Shares”).
     The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units, Capital Securities and the Capital Securities Guarantees are collectively referred to herein as the “Securities.”
     We have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Corporation’s articles of incorporation and by-laws, each as amended and restated to the date hereof; (iii) corporate proceedings of the Corporation relating to the Registration Statement and the transactions contemplated thereby; (iv) that certain Letter Agreement, incorporating the Securities Purchase Agreement—Standard Terms and dated February 20, 2009, between the Company and the United States Department of the Treasury (“Treasury” and such Letter Agreement being the “TARP Letter Agreement”); (v) the Treasury Warrant; and (vi) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed the genuineness of signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.
     Based on the foregoing, we are of the opinion that:
(1)	when (i) the terms of the applicable Debt Securities and Indenture(s), if any, and of their issuance and sale have been duly established, (ii) such Debt Securities and Indenture(s), if any, have been duly executed, authenticated, and delivered, and (iii) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Corporation;

First Merchants Corporation
April 24, 2009

(2)	except with respect to Common Stock issuable upon (x) the conversion of Securities that are by their terms convertible (“Convertible Securities”) or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock has been taken and (ii) the Common Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;

(3)	with respect to Common Stock issuable upon the conversion of Convertible Securities that are by their terms convertible, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion of the Convertible Securities has been taken, (ii) such Convertible Securities have been converted in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

(4)	with respect to Common Stock issuable upon settlement of Purchase Contracts or Units comprised of Common Stock and any one or more other Securities, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Purchase Contracts or Units has been taken, (ii) such Purchase Contracts or Units have been settled in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

(5)	except with respect to Preferred Stock issuable upon (x) the conversion of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof), (ii) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) the Preferred Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;

(6)	with respect to Preferred Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion of Convertible Securities, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Convertible Securities have been converted in accordance with their terms, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

(7)	with respect to Preferred Stock issuable upon settlement of Purchase Contracts or Units comprised of Preferred Stock and any one or more other Securities, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the

First Merchants Corporation
April 24, 2009

Preferred Stock (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;

(8)	when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Depositary”), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;

(9)	when (i) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement, if any, that conforms in all material respects to the description thereof in the Registration Statement (the “Warrant Agreement”) has been taken, (ii) such Warrant Agreement, if any, has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, if any, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement, if any, and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Corporation;

(10)	when (i) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (ii) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Corporation;

(11)	when (i) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the

First Merchants Corporation
April 24, 2009

“Unit Documents”) has been taken, (ii) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Corporation;

(12)	when (i) the guarantee agreement relating to the Capital Securities Guarantees of the Capital Securities of a Trust has been duly authorized, executed and delivered by each of the parties thereto, (ii) the amended and restated trust agreement relating to the issuance of Capital Securities by such Trust (the “Amended and Restated Trust Agreement”) has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the corresponding Junior Subordinated Debentures and of their issuance and sale have been duly established, and the Junior Subordinated Debentures have been duly executed and authenticated and issued and sold to such Trust as contemplated in the Registration Statement, (iv) the terms of the Capital Securities and of their issuance and sale by such Trust have been duly established in conformity with such Trust’s Amended and Restated Trust Agreement, and (v) the Capital Securities have been duly authorized, executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement, against payment of the applicable consideration, the Capital Securities Guarantees relating to the Capital Securities of such Trust will constitute valid and binding obligations of the Corporation

(13)	the shares of Series A Preferred Stock is duly authorized, validly issued, fully paid and nonassessable;

(14)	when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Series A Depositary Shares (the “Series A Deposit Agreement”) with a bank or trust company selected by the Corporation to act as depositary thereunder (the “Series A Depositary”), (ii) the Series A Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Series A Depositary Shares and of their issuance and sale have been duly established in conformity with the Series A Deposit Agreement, and (iv) the depositary receipts evidencing the Series A Depositary Shares (“Series A Depositary Receipts”) have been executed and countersigned in accordance with the Series A Depositary Agreement and issued against deposit of the Series A Preferred Stock, the Series A Depositary Receipts will constitute valid and binding obligations of the Corporation and will entitle the holders thereof to the rights specified in the Series A Depositary Shares and the Series A Depositary Agreement;

(15)	the Treasury Warrant is duly authorized and constitutes a valid and binding obligation of the Corporation; and

First Merchants Corporation
April 24, 2009

(16)	the Warrant Shares are duly authorized, and upon exercise of the Treasury Warrant and payment of the applicable consideration, will be validly issued, fully paid and nonassessable.
     Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Corporation, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.
     As to the legality of the Capital Securities to be issued by the Trusts, you will receive the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts.
     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement, in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, /s/ Krieg DeVault llp Krieg DeVault llp